                                                                      EXHIBIT 21


                          MEDSTONE INTERNATIONAL, INC.

                                  SUBSIDIARIES

               NAME                                            JURISDICTION
               ----                                            ------------
  United Physicians Resources, Inc.                             Delaware
  Northern Nevada Lithotripsy Associates, LLC                   Nevada
  Southern Idaho Lithotrispy Associates, LLC                    California